March 3, 2023	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
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RAYMOND JAMES ANNOUNCES FULL REDEMPTION OF ITS
SERIES A PREFERRED STOCK AND RELATED DEPOSITARY SHARES

ST. PETERSBURG, Fla. - On March 3, 2023, Raymond James Financial, Inc. (NYSE: RJF) announced that, on April 3, 2023, it will redeem all 40,250 outstanding shares of its 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, par value $0.10 per share (the “Series A Preferred Stock”). The redemption of the Series A Preferred Stock will trigger the redemption of the related depositary shares, each representing a 1/40th interest of a share of Series A Preferred Stock (the “Series A Depositary Shares”) (NYSE: RJF PrA) (CUSIP: No. 754730 307). The redemption price will be equal to $1,000.00 per share of Series A Preferred Stock and $25.00 per Series A Depositary Share. After giving effect to the redemption, no shares of Series A Preferred Stock or Series A Depositary Shares will remain outstanding.

Because the redemption date is also a dividend payment date for the Series A Preferred Stock and the Series A Depositary Shares, the redemption prices noted herein do not include declared and unpaid dividends. As previously announced, regular quarterly dividends will be paid separately in the customary manner on April 3, 2023 to holders of record at the close of business on March 15, 2023.

The Series A Depositary Shares are held through The Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. Payment to DTC for the Series A Depositary Shares will be made by Computershare Inc. and Computershare Trust Company, N.A., collectively, as redemption agent, in accordance with the Deposit Agreement governing the Series A Depositary Shares. The address for the redemption agent is as follows:

Computershare Trust Company, N.A.
Attn: Corporate Actions
150 Royall St.
Canton, MA 02021

Raymond James Financial, Inc. has received all necessary approvals for the redemption. This news release does not constitute a notice of redemption under the Articles of Amendment to Amended and Restated Articles of Incorporation governing the Series A Preferred Stock or the Deposit Agreement governing the Series A Depositary Shares and is qualified in its entirety by reference to the notice of redemption issued by Raymond James Financial, Inc.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,700 financial advisors. Total client assets are $1.22 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future shareholder distributions. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.